EXHIBIT 10.5


                         MOBIUS MANAGEMENT SYSTEMS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                                 AMENDMENT NO. 3


      Pursuant to Section 15 of the Mobius Management Systems, Inc. 1998 Employee Stock Purchase Plan (the "Plan"), and in accordance with the resolutions of the Board of Directors of Mobius Management Systems, Inc. (the "Company") adopted on October 27, 2003 and approved by the Company's stockholders on December 16, 2003, Section 4.1 of the Plan is amended to read as follows:


      4.1 The total number of shares of common stock of the Company, par value $.0001 per share ("Common Stock"), which may be transferred pursuant to the Plan shall be 1,650,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purpose of the Plan. Shares subject to any lapsed or expired option shall again become available for transfer pursuant to options granted or to be granted under the Plan.